Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Investors	Investors
Erin Davis	Andrew Kirk	Investor Services
314.554.2182	314.554.3942	800.255.2237
edavis@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces 2019 Results
and Issues Guidance for 2020 Earnings and Long-Term Growth

•	2019 GAAP Diluted Earnings Per Share (EPS) were $3.35, Compared to $3.32 in 2018

•	2019 Core (Non-GAAP) Diluted EPS were $3.35, Compared to $3.37 in 2018

•	2020 Diluted EPS Guidance Range Established at $3.40 to $3.60

•	2018 through 2023 EPS Growth Rate Guidance Affirmed

•	2020 through 2024 EPS Growth Rate Guidance Established
ST. LOUIS (Feb. 26, 2020) — Ameren Corporation (NYSE: AEE) today announced 2019 net income attributable to common shareholders in accordance with Generally Accepted Accounting Principles (GAAP) of $828 million, or $3.35 per diluted share, compared to 2018 GAAP net income attributable to common shareholders of $815 million, or $3.32 per diluted share. Ameren recorded 2018 core earnings of $828 million, or $3.37 per diluted share, excluding the tax-related item reflected below. There were no differences between GAAP and core earnings for 2019.
Earnings results for 2019 were driven by strong operating performance and execution of the company's strategy. Higher earnings were the result of increased infrastructure investments across all business segments, as well as higher electric energy efficiency investments and natural gas delivery rates at Ameren Illinois Electric Distribution and Natural Gas, respectively. In addition, the successful execution of energy efficiency programs at Ameren Missouri drove higher performance incentives over 2018. Earnings were negatively impacted by lower electric retail sales at Ameren Missouri due to near-normal temperatures in 2019 compared to significantly warmer summer and colder winter temperatures in 2018, as well as by a lower allowed return on equity at Ameren Illinois Electric Distribution. Earnings in 2019 also benefited from a lower consolidated effective income tax rate compared to 2018.
"In 2019, we continued to execute on all elements of our strategy across our businesses," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “Our team continues to execute projects associated with our robust energy infrastructure investment plan very well, while at the same time keeping rates affordable for our customers. These investments will deliver significant long-term value for our customers through a more reliable, resilient, secure and cleaner energy grid."
"I am also pleased to report that today Ameren Missouri files its updated five-year Smart Energy Plan with the Missouri Public Service Commission, which includes significant investments to modernize the electric grid, as well as to expand its renewable energy generation portfolio for the benefit of our customers while keeping rates stable and predictable," Baxter said. "Grid modernization investments in our Ameren Illinois Electric Distribution business have been delivering significant benefits to customers in the state of Illinois for years, and investments made under the Smart Energy Plan filed in 2019 are already delivering customer benefits and creating new jobs in the state of Missouri."
Ameren recorded net income attributable to common shareholders for the three months ended Dec. 31, 2019, of $94 million, or 38 cents per diluted share, compared to net income attributable to common shareholders of $68 million, or 28 cents per diluted share, for the same period in 2018.
The year-over-year increase in fourth quarter 2019 earnings was due to increased infrastructure investments across all of our business segments, lower operating expenses at our non-nuclear energy centers at Ameren Missouri and charitable donations in 2019 returning to more normal levels. These earnings increases were offset in part by lower electric retail sales due to near-normal temperatures in 2019 compared to the colder-than-normal temperatures in 2018, as well as lower energy efficiency performance incentives at Ameren Missouri.
As reflected in the table below, in 2018 there was a non-cash charge for a true-up to the revaluation of deferred taxes associated with the federal Tax Cuts and Jobs Act of 2017 (TCJA) resulting primarily from proposed regulations related to bonus depreciation issued in August 2018, which decreased 2018 earnings by $13 million.

	Year Ended
	Dec. 31,
(in millions and per share)	2019		2018
GAAP Earnings / Diluted EPS	$828	$3.35	$815	$3.32
Charge for revaluation of deferred taxes from decreased federal income tax rate	—	—	13	0.05
Less: State income tax benefit	—	—	—	—
Charge, net of tax benefit	—	—	13	0.05
Core Earnings / Diluted EPS	$828	$3.35	$828	$3.37

Earnings and Rate Base Guidance
Ameren expects 2020 diluted earnings per share to be in a range of $3.40 to $3.60. Ameren also affirms its 2018 through 2023 compound annual earnings per share growth expectations of 6% to 8%, using $3.05 per share as the base. This base is 2018 core diluted earnings per share of $3.37, less the 2018 Ameren Missouri estimated favorable weather impact of 32 cents per diluted share. In addition, Ameren also expects diluted earnings per share to grow at a 6% to 8% compound annual rate from 2020 through 2024, using the 2020 guidance range midpoint of $3.50 per share as the base. Ameren's expected multi-year earnings growth is expected to be driven by strong projected rate base growth of approximately 9% compounded annually from 2019 through 2024.

"Looking ahead, we will remain focused on the sustainable execution of our strategy, which we believe will continue to deliver superior value to our customers, the communities we serve and our shareholders by investing in a robust pipeline of critical energy infrastructure projects, while keeping customer rates affordable," Baxter said.
Ameren's earnings guidance for 2020 and multi-year growth expectations assume normal temperatures and are subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri 2019 GAAP and core earnings were $426 million, compared to 2018 GAAP and core earnings of $478 million and $482 million, respectively. Core earnings in 2018 excluded a $4 million non-cash charge for the revaluation of deferred taxes. The year-over-year comparison reflected lower electric retail sales, which decreased earnings by an estimated $64 million, primarily due to near-normal temperatures in 2019 compared to significantly warmer summer and colder winter temperatures in 2018. In addition, the Callaway Energy Center refueling and maintenance outage decreased earnings by $21 million compared to 2018 when there was no such outage. Higher property tax expenses also decreased earnings in 2019. These factors were partially offset by lower other operations and maintenance expenses including higher-than-normal scheduled non-nuclear plant outages and increased routine maintenance work in 2018. In addition, energy efficiency performance incentives were higher in 2019.
Ameren Illinois Electric Distribution Segment Results
Ameren Illinois Electric Distribution 2019 GAAP and core earnings were $146 million, compared to 2018 GAAP and core earnings of $136 million and $139 million, respectively. Core earnings in 2018 excluded a $3 million non-cash charge for the revaluation of deferred taxes. The year-over-year improvement reflected increased earnings on infrastructure and energy efficiency investments, largely offset by a lower allowed return on equity due to a lower average 30-year U.S. Treasury bond yield in 2019 compared to 2018.
Ameren Illinois Natural Gas Segment Results
Ameren Illinois Natural Gas 2019 GAAP and core earnings were $84 million, compared to 2018 GAAP and core earnings of $70 million and $71 million, respectively. Core earnings in 2018 excluded a $1 million non-cash charge for the revaluation of deferred taxes. The year-over-year improvement reflected higher delivery service rates effective in November 2018 and increased earnings on infrastructure investments.
Ameren Transmission Segment Results
Ameren Transmission 2019 earnings were $185 million, compared to 2018 earnings of $164 million. The year-over-year improvement reflected increased earnings on infrastructure investments.

Ameren Parent Results (includes items not reported in a business segment)
Ameren Parent results for 2019 reflected a GAAP and core loss of $13 million, compared to a 2018 GAAP and core loss of $33 million and $28 million, respectively. Core results for 2018 excluded a $5 million non-cash charge for the revaluation of deferred taxes. The year-over-year improvement reflected higher tax benefits primarily associated with share-based compensation, and charitable donations in 2019 returning to more normal levels.
Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Wednesday, Feb. 26, to discuss 2019 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live broadcast of the call at AmerenInvestors.com by clicking on "Webcast" under "Q4 2019 Earnings Conference Call," where an accompanying slide presentation will also be available. The conference call and presentation will be archived for one year in the “Investor News and Events” section of the website under “Events and Presentations.”
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric transmission and distribution service and natural gas distribution service. Ameren Missouri provides electric generation, transmission and distribution service, as well as natural gas distribution service. Ameren Transmission Company of Illinois develops, owns and operates rate-regulated regional electric transmission projects. For more information, visit Ameren.com, or follow us at @AmerenCorp, Facebook.com/AmerenCorp, or LinkedIn/company/Ameren.

Use of Non-GAAP Financial Measures
In this release, Ameren has presented core earnings per share, which is a non-GAAP financial measure and may not be comparable to that of other companies. A reconciliation of GAAP to non-GAAP information is included in this presentation. Generally, core earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the third quarter 2018 non-cash charge for the revaluation of deferred taxes resulting from a December 2017 change in federal law that decreased the federal corporate income tax rate. Ameren uses core earnings internally for financial planning and for analysis of performance. Ameren also uses core earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings results and outlook, as the company believes that core earnings allow the company to more accurately compare its ongoing performance across periods.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2018, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, and any changes in regulatory policies and ratemaking determinations, that may change regulatory recovery mechanisms, such as those that may result from a rehearing of the November 2019 Federal Energy Regulatory Commission (FERC) order determining the allowed base return on common equity under the Midcontinent Independent System Operator (MISO) tariff, the Notices of Inquiry issued by the FERC in March 2019, Ameren Missouri's electric service regulatory rate review filed with the Missouri Public Service Commission (MoPSC) in July 2019, and Ameren Illinois' natural gas delivery service regulatory rate review filed with the Illinois Commerce Commission in February 2020;

•
the effect and continuation of Ameren Illinois' election to participate in performance-based formula ratemaking frameworks for its electric distribution service and its participation in electric energy-efficiency programs, including the direct relationship between Ameren Illinois’ return on common equity and the 30-year United States Treasury bond yields;

•
the effect on Ameren Missouri of any customer rate caps pursuant to Ameren Missouri’s election to use plant-in-service accounting, including an extension of use beyond 2023, if requested by Ameren Missouri and approved by the MoPSC;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, and energy policies;

•
the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates, including as a result of amendments or technical corrections to the TCJA, and challenges to the tax positions we have taken, if any;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the effectiveness of Ameren Missouri’s customer energy-efficiency programs and the related revenues and performance incentives earned under its Missouri Energy Efficiency Investment Act programs;

•
Ameren Illinois’ ability to achieve the performance standards applicable to its electric distribution business and the Future Energy Jobs Act electric customer energy-efficiency goals and the resulting impact on its allowed return on equity;

•
our ability to align overall spending, both operating and capital, with frameworks established by our regulators and to recover these costs in a timely manner in our attempt to earn our allowed returns on equity;

•
the cost and availability of fuel, such as low-sulfur coal, natural gas, and enriched uranium, used to produce electricity; the cost and availability of purchased power, zero emission credits, renewable energy credits, and natural gas for distribution; and the level and volatility of future market prices for such commodities and credits, including our ability to recover the costs for such commodities and credits and our customers’ tolerance for any related price increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including nuclear fuel assemblies from the one Nuclear Regulatory Commission-licensed supplier of Ameren Missouri’s Callaway Energy Center's assemblies;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri's energy centers or required to satisfy Ameren Missouri’s energy sales;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, including insurance for Ameren Missouri’s nuclear and coal-fired energy centers, or, in the absence of insurance, the ability to recover uninsured losses from our customers;

•
the impact of cyberattacks on us or our suppliers, which could, among other things, result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer, employee, financial, and operating system information;

•	business and economic conditions, including their impact on interest rates, collection of our receivable balances, and demand for our products;

•
disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of failures of electric generation, electric and natural gas transmission or distribution, or natural gas storage facilities systems and equipment, which could result in unanticipated liabilities or unplanned outages;

•	the operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•
Ameren Missouri’s ability to recover the remaining investment, if any, and decommissioning costs associated with the retirement of an energy center, as well as the ability to earn a return on that remaining investment and those decommissioning costs;

•
the impact of current environmental laws and new, more stringent, or changing requirements, including those related to the New Source Review provisions of the Clean Air Act, carbon dioxide, and the implementation of the Affordable Clean Energy Rule, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our operating costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy standards in Missouri and Illinois and with the zero emission standard in Illinois;

•
Ameren Missouri’s ability to acquire wind and other renewable energy generation facilities and recover its cost of investment and related return in a timely manner, which is affected by the ability to obtain all necessary project approvals; the ability of developers to meet contractual commitments and timely complete projects, which is dependent upon the availability of necessary materials and equipment, among other things; the availability of federal production and investment tax credits related to renewable energy and Ameren Missouri’s ability to use such credits; the cost of wind and solar generation technologies; and Ameren Missouri’s ability to obtain timely interconnection agreements with the MISO or other regional transmission organizations at an acceptable cost for each facility;

•	the effect of a possible cash or net share settlement of the forward sale agreement relating to common stock in the event of changes to Ameren’s expected cash requirements;

•
labor disputes, work force reductions, changes in future wage and employee benefits costs, including those resulting from changes in discount rates, mortality tables, returns on benefit plan assets, and other assumptions;

•
the impact of negative opinions of us or our utility services that our customers, investors, legislators, or regulators may have or develop, which could result from a variety of factors, including failures in system reliability, failure to implement our investment plans or to protect sensitive customer information, increases in rates, negative media coverage, or concerns about environmental, social, and/or governance practices;

•	the impact of adopting new accounting guidance;

•	the effects of strategic initiatives, including mergers, acquisitions, and divestitures;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time, and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating Revenues:
Electric	$1,053	$1,130	$4,981	$5,339
Natural gas	263	289	929	952
Total operating revenues	1,316	1,419	5,910	6,291
Operating Expenses:
Fuel	126	179	535	769
Purchased power	116	128	556	581
Natural gas purchased for resale	95	122	331	374
Other operations and maintenance	444	473	1,745	1,772
Depreciation and amortization	250	242	995	955
Taxes other than income taxes	106	109	481	483
Total operating expenses	1,137	1,253	4,643	4,934
Operating Income	179	166	1,267	1,357
Other Income, Net	31	18	130	102
Interest Charges	91	99	381	401
Income Before Income Taxes	119	85	1,016	1,058
Income Taxes	24	16	182	237
Net Income	95	69	834	821
Less: Net Income Attributable to Noncontrolling Interests	1	1	6	6
Net Income Attributable to Ameren Common Shareholders	$94	$68	$828	$815

Earnings per Common Share – Basic	$0.38	$0.28	$3.37	$3.34

Earnings per Common Share – Diluted	$0.38	$0.28	$3.35	$3.32

Weighted-average Common Shares Outstanding – Basic	246.0	244.3	245.6	243.8
Weighted-average Common Shares Outstanding – Diluted	247.5	246.8	247.1	245.8

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$16	$16
Accounts receivable - trade (less allowance for doubtful accounts)	393	463
Unbilled revenue	278	295
Miscellaneous accounts receivable	63	79
Inventories	494	483
Current regulatory assets	69	134
Other current assets	118	63
Total current assets	1,431	1,533
Property, Plant, and Equipment, Net	24,376	22,810
Investments and Other Assets:
Nuclear decommissioning trust fund	847	684
Goodwill	411	411
Regulatory assets	992	1,127
Other assets	876	650
Total investments and other assets	3,126	2,872
TOTAL ASSETS	$28,933	$27,215
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$442	$580
Short-term debt	440	597
Accounts and wages payable	874	817
Current regulatory liabilities	164	149
Other current liabilities	585	544
Total current liabilities	2,505	2,687
Long-term Debt, Net	8,915	7,859
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	2,919	2,666
Regulatory liabilities	4,887	4,637
Asset retirement obligations	638	627
Pension and other postretirement benefits	401	558
Other deferred credits and liabilities	467	408
Total deferred credits and other liabilities	9,312	8,896
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,694	5,627
Retained earnings	2,380	2,024
Accumulated other comprehensive loss	(17)	(22)
Total Ameren Corporation shareholders’ equity	8,059	7,631
Noncontrolling Interests	142	142
Total equity	8,201	7,773
TOTAL LIABILITIES AND EQUITY	$28,933	$27,215

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2019	2018
Cash Flows From Operating Activities:
Net income	$834	$821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,002	938
Amortization of nuclear fuel	79	95
Amortization of debt issuance costs and premium/discounts	19	20
Deferred income taxes and investment tax credits, net	167	224
Allowance for equity funds used during construction	(28)	(36)
Stock-based compensation costs	20	20
Other	(14)	44
Changes in assets and liabilities	91	44
Net cash provided by operating activities	2,170	2,170
Cash Flows From Investing Activities:
Capital expenditures	(2,411)	(2,286)
Nuclear fuel expenditures	(31)	(52)
Purchases of securities – nuclear decommissioning trust fund	(256)	(315)
Sales and maturities of securities – nuclear decommissioning trust fund	260	299
Purchase of bonds	(207)	—
Proceeds from sale of remarketed bonds	207	—
Other	3	18
Net cash used in investing activities	(2,435)	(2,336)
Cash Flows From Financing Activities:
Dividends on common stock	(472)	(451)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	(157)	112
Maturities of long-term debt	(580)	(841)
Issuances of long-term debt	1,527	1,352
Issuances of common stock	68	74
Employee payroll taxes related to stock-based compensation	(29)	(19)
Debt issuance costs	(17)	(14)
Other	—	(2)
Net cash provided by financing activities	334	205
Net change in cash, cash equivalents, and restricted cash	69	39
Cash, cash equivalents, and restricted cash at beginning of year	107	68
Cash, cash equivalents, and restricted cash at end of year	$176	$107

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,173	3,319	13,532	14,320
Commercial	3,272	3,439	14,269	14,791
Industrial	983	1,098	4,242	4,499
Street lighting and public authority	27	30	99	108
Ameren Missouri retail load subtotal	7,455	7,886	32,142	33,718
Off-system	1,647	2,758	5,477	10,036
Ameren Missouri total	9,102	10,644	37,619	43,754
Ameren Illinois Electric Distribution
Residential	2,675	2,716	11,675	12,099
Commercial	3,039	3,149	12,341	12,717
Industrial	2,788	2,903	11,587	11,673
Street lighting and public authority	114	125	491	513
Ameren Illinois Electric Distribution total	8,616	8,893	36,094	37,002
Eliminate affiliate sales	—	—	(84)	(288)
Ameren total	17,718	19,537	73,629	80,468
Electric Revenues (in millions):
Ameren Missouri
Residential	$269	$288	$1,403	$1,560
Commercial	214	238	1,157	1,271
Industrial	52	63	278	312
Other, including street lighting and public authority	25	5	127	30
Ameren Missouri retail load subtotal	$560	$594	$2,965	$3,173
Off-system	32	75	144	278
Ameren Missouri total	$592	$669	$3,109	$3,451
Ameren Illinois Electric Distribution
Residential	$208	$204	$848	$867
Commercial	127	130	497	511
Industrial	33	34	127	130
Other, including street lighting and public authority	—	—	32	39
Ameren Illinois Electric Distribution total	$368	$368	$1,504	$1,547
Ameren Transmission
Ameren Illinois Transmission(a)	$71	$72	$288	$267
ATXI	42	41	176	166
Ameren Transmission total	$113	$113	$464	$433
Other and intersegment eliminations	(20)	(20)	(96)	(92)
Ameren total	$1,053	$1,130	$4,981	$5,339

(a)	Includes $15 million, $12 million, $62 million and $53 million, respectively, of electric operating revenues from transmission services provided to the Ameren Illinois Electric Distribution segment.

AMEREN CORPORATION (AEE)
OPERATING STATISTICS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Gas Sales - dekatherms (in millions):
Ameren Missouri	6	6	21	21
Ameren Illinois Natural Gas	57	55	185	182
Ameren total	63	61	206	203
Gas Revenues (in millions):
Ameren Missouri	$36	$44	$134	$138
Ameren Illinois Natural Gas	229	246	797	815
Eliminate affiliate revenues	(2)	(1)	(2)	(1)
Ameren total	$263	$289	$929	$952
		December 31, 2019		December 31, 2018
Common Stock:
Shares outstanding (in millions)		246.2		244.5
Book value per share		$32.73		$31.21